WaMu Mortgage Pass-Through Certificates
Series 2006-AR12 Marketing Materials

Hybrid ARMS

$ [1,695,518,632]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS SEPTEMBER 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: September [19], 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR12

$[1,695,518,632] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates

5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 429,863,000	1.40/1.40	1-40/1-40	Variable (4)	Senior	AAA/ AAA
1-A2	$ 81,183,000	3.93/3.93	40-56/40-56	Variable (5)	Senior	AAA/AAA
1-A3	$ 170,348,000	4.96/7.93	56-60/56-360	Variable (6)	Senior	AAA/AAA
1-A4	$ 250,000,000	2.59/3.33	1-60/1-360	Variable (4)	Senior	AAA/AAA
1-A5	$ 44,910,000	2.59/3.33	1-60/1-360	Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 198,910,000	2.93/3.35	1-84/1-360	Variable (7)	Senior	AAA/AAA
2-A2	$ 100,338,000	2.93/3.35	1-84/1-360	Variable (8)	Senior	AAA/AAA
2-A3	$ 100,338,000	2.93/3.35	1-84/1-360	Variable (9)	Senior	AAA/AAA
2-A4	$ 19,267,000	2.93/3.35	1-84/1-360	Variable (10)	Senior/Mezzanine	AAA/AAA
3-A1	$ 132,677,000	1.25/1.25	1-34/1-34	Variable (11)	Senior	AAA/AAA
3-A2	$ 40,855,000	3.68/3.68	34-56/34-56	Variable (11)	Senior	AAA/AAA
3-A3	$ 57,843,000	7.40/8.09	56-120/56-360	Variable (11)	Senior	AAA/AAA
3-A4	$ 9,015,000	3.22/3.39	1-120/1-360	Variable (11)	Senior/Mezzanine	AAA/AAA
1-X	$ 251,531,000			Variable (12)	Senior/IO	AAA/AAA
2-X	$ 7,633,136			Variable (13)	Senior/IO	AAA/AAA
2-P	$ 1,850,532			Variable (14)	Senior	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
L-B-1	$ 29,288,000	4.62/6.10	1-84/1-360	Variable (15)	Subordinate	AA/NR
L-B-2	$ 13,179,000	4.62/6.10	1-84/1-360	Variable (15)	Subordinate	A/ NR
L-B-3	$ 8,786,000	4.62/6.10	1-84/1-360	Variable (15)	Subordinate	BBB/NR
3-B-1	$ 3,747,000	5.77/6.17	1-120/1-360	Variable (16)	Subordinate	AA/NR
3-B-2	$ 1,873,000	5.77/6.17	1-120/1-360	Variable (16)	Subordinate	A/ NR
3-B-3	$ 1,248,000	5.77/6.17	1-120/1-360	Variable (16)	Subordinate	BBB/NR
L-B-4	$ 6,589,000	Privately Offered Certificates		Variable (15)	Subordinate	BB/NR
L-B-5	$ 5,857,000			Variable (15)	Subordinate	B/NR
L-B-6	$ 3,662,811			Variable (15)	Subordinate	NR/NR
3-B-4	$ 1,123,000			Variable (16)	Subordinate	BB/NR
3-B-5	$ 874,000			Variable (16)	Subordinate	B/NR
3-B-6	$ 501,785			Variable (16)	Subordinate	NR/NR

Total:

$ 1,714,126,228

(1)     Distributions on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5 and Class 1-X Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans ”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-X and Class 2-P Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (the “Group 2 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-X and Class 2-P Certificates will be derived primarily from a portion of each of the Group 2 Mortgage Loans (the “Subgroup 2-A Mortgage Loans”).  Distributions on the Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be derived primarily from another portion of each of the Group 2 Mortgage Loans (the “Subgroup 2-B Mortgage Loans”).  Distributions on the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (the “Group 3 Mortgage Loans”).  Distributions on the Group 3-B Subordinate Certificates (as defined herein) will be derived from the Group 3 Mortgage Loans.  Distributions on the Group L-B Subordinate Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1, Group 2 and Group 3 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A [and the Subordinate Offered] Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date (as defined herein), the Class 1-A1, Class 1-A4 and Class 1-A5 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date in or before August 2011, the Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate less 0.25%.  For each Distribution Date after August 2011, the Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate.

(6)     For each Distribution Date in or before August 2011, the Class 1-A3 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate less 0.50%. For each Distribution Date after August 2011, the Class 1-A3 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate.

(7)     For each Distribution Date in or before June 2013, the Class 2-A1 Certificates will have an interest rate equal to 5.750%.  For each Distribution Date after June 2013, the Class 2-A1 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein).

(8)     For each Distribution Date, the Class 2-A2 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate plus 0.125%.

(9)     For each Distribution Date, the Class 2-A3 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate less 0.125%.

(10) Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class 2-A4 Certificates will be deemed to be comprised of two components (the "Class 2-A4 Subgroup 2-A Component" and the "Class 2-A4 Subgroup 2-B Component", each a "Class 2-A4 Component"). Each Class 2-A4 Component will have a component principal balance representing the portion of the Class 2-A4 principal balance derived from the related subgroup. Interest will be payable with respect to each Class 2-A4 Component.  The initial principal balance of the Class 2-A4 Subgroup 2-A Component and the Class 2-A4 Subgroup 2-B Component will be approximately $[9,591,000] and $[9,676,000], respectively.

For each Distribution Date in or before June 2013, the Class 2-A4 Subgroup 2-A Component will have an interest rate equal to 5.750%.  For each Distribution Date after June 2013, the Class 2-A4 Subgroup 2-A Component will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate.

For each Distribution Date, the Class 2-A4 Subgroup 2-B Component will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate.

(11) For each Distribution Date, the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

(12) For each Distribution Date in or before August 2011, the Class 1-X Certificates will accrue interest on the Class 1-X Notional Amount (as described herein). The initial Class 1-X Notional Amount will be approximately $[251,531,000].  For each Distribution Date in or before August 2011, the Class 1-X Certificates will have an interest rate equal to the weighted average of 0.25% and 0.50%, weighted by the Class 1-A2 Principal Balance and Class 1-A3 Principal Balance, respectively. For each Distribution Date after August 2011, the Class 1-X Notional Amount will equal zero and the Class 1-X Certificates will not receive any distributions of interest. The Class 1-X Certificates will not receive distributions of principal on any Distribution Date.

(13) For each Distribution Date in or before June 2013, the Class 2-X Certificates will accrue interest on the Class 2-X Notional Amount (as described herein). The initial Class 2-X Notional Amount will be approximately $[          7,633,123].  For each Distribution Date in or before June 2013, the Class 2-X Certificates will have an interest rate equal to 5.750%. For each Distribution Date after June 2013, the Class 2-X Notional Amount will equal zero and the Class 2-X Certificates will not receive any distributions of interest.  The Class 2-X Certificates will not receive distributions of principal on any Distribution Date.

(14) For each Distribution Date after June 2013, the Class 2-P Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate. For each Distribution Date in or before June 2013, the Class 2-P Certificates will not receive any distributions of interest.

(15) For each Distribution Date, the Group L-B Subordinate Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate (as defined herein).

(16) For each Distribution Date, the Group 3-B Subordinate Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate.

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2006-AR12 Trust (the "Trust')

Depositor: WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer: Washington Mutual Bank (“WMB”).

Lead Manager:  WaMu Capital Corp.

Trustee: LaSalle Bank

Rating Agencies: It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class 3-B-6 and Class L-B-6 Certificates will be rated by only one rating agency.  The Class 3-B-6 and Class L-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date: September 1, 2006.

Expected Pricing Date: On or about [September 19], 2006.

Closing Date: On or about September [26], 2006.

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in October 2006.

Servicing Fee: 0.375% per annum of the principal balance of each of the Group 1 Mortgage Loans.

 0.750% per annum of the principal balance of each of the Group 2 Mortgage Loans.

 0.250% per annum of the principal balance of each of the Group 3 Mortgage Loans.

Certificates: The “Senior Certificates” will consist of (i) the Class1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates (the "Group 1-A Certificates"), the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (the "Group 2-A Certificates"), and the Class3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates (the "Group 3-A Certificates" and together with the Group 1-A and Group 2-A Certificates, the “Class A Certificates”), (ii) the Class 1-X and Class 2-X Certificates (the "Class X Certificates") (iii) the Class 2-P Certificates (the "Class P Certificates") and (iv) the Class R Certificates. The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2, Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6, Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The Group L-B Certificates and the Group 3-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group L-B Senior Subordinate Certificates and Group 3-B Senior Subordinate Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Senior and Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest: The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([25] days).

Interest Accrual Period: The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration: The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System

Federal Tax Treatment: It is anticipated that the Offered Certificates (other than the Class R Certificates) will be treated as REMIC regular interests for federal tax income purposes. The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility: The Offered Certificates are subject to restrictions on transfer to certain plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

SMMEA Treatment: The Class A, Class L-B-1 and 3-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination: When the aggregate principal balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of September 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2; and when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of September 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 3 (each, an “Optional Call Date”).

Pricing Prepayment Speed: The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest: Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans : As of September 1, 2006, the aggregate principal balance of the Mortgage Loans described herein is approximately $[1,714,126,229] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One Year CMT and One Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months, 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM or Group 1 Mortgage Loans

As of September 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[1,023,379,822]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.80]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM or Group 2 Mortgage Loans

As of September 1, 2006, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[440,989,621]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [95.89]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

For purposes of distributions to the certificates, the Group 2 Mortgage Loans will consist of two subgroups, the “Subgroup 2-A Mortgage Loans” and the “Subgroup 2-B Mortgage Loans”. The Subgroup 2-A Mortgage Loans will consist of 50% of each Group 2 Mortgage Loan, and the Subgroup 2-B  Mortgage Loans will consist of the other 50% of each Group 2 Mortgage Loan.  The Subgroup 2-A  Mortgage Loans and the Subgroup 2-B Mortgage Loans will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $[___] and $[___], respectively.

10/1 ARM or Group 3 Mortgage Loans

As of September 1, 2006, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximatzely $[249,756,785]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [98.92]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,714,126,229], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1 Weighted Average Pass-Through Rate:  The "Loan Group 1 Weighted Average Pass-Through Rate" for any Distribution Date will equal the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 2 Weighted Average Pass-Through Rate: The "Loan Group 2 Weighted Average Pass-Through Rate" for any Distribution Date will equal the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 3 Weighted Average Pass-Through Rate: The "Loan Group 3 Weighted Average Pass-Through Rate" for any Distribution Date will equal the weighted average of the mortgage interest rates on the Group 3 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Group L-B Weighted Average Pass-Through Rate: The "Group L-B Weighted Average Pass-Through Rate" for any Distribution Date in or before June 2013 will equal the quotient expressed as a percentage, of:

 (a) the sum of:

  (i) the product of (x) the Loan Group 1 Weighted Average Pass-Through   Rate and (y) the Subordinate Component Balance (as defined herein)   for loan group 1 immediately before that Distribution Date;

  (ii) the product of (x) 5.750% and (y) the Subordinate Component

   Balance for subgroup 2-A immediately before that Distribution Date;

   and

  (iii) the product of (x) the Loan Group 2 Weighted Average Pass-Through

   Rate and (y) the Subordinate Component Balance for subgroup 2-B   immediately before that Distribution Date;

   divided by:

 (b) the sum of the Subordinate Component Balances for loan group 1, subgroup 2-A and subgroup 2-B immediately before that Distribution Date.

 The "Group L-B Weighted Average Pass-Through Rate" for any Distribution Date after June 2013 will equal the quotient expressed as a percentage, of:

 (a) the sum of:

  (i) the product of (x) the Loan Group 1 Weighted Average Pass-Through   Rate and (y) the Subordinate Component Balance for loan group 1   immediately before that Distribution Date; and

  (ii) the product of (x) the Loan Group 2 Weighted Average Pass-Through   Rate and (y) the Subordinate Component Balance for loan group 2   immediately before that Distribution Date;

   divided by:

 (b) the sum of the Subordinate Component Balances for loan group 1 and loan group 2 immediately before that Distribution Date.

Class 1-X Notional Amount: The "Class 1-X Notional Amount" for any Distribution Date in or before August 2011 will equal the aggregate Class Principal Balance of the Class 1-A2 and the Class 1-A3 Certificates immediately before that Distribution Date. The initial Class 1-X Notional Amount  will be approximately $[251,531,000]. For each Distribution Date after August 2011, the Class 1-X Notional Amount will equal zero.

Class 2-X Notional Amount: The "Class 2-X Notional Amount" for any Distribution Date in or before June 2013 will equal the product of (x) 50% of the aggregate scheduled principal balance, as of the second preceding due date, of the Group 2 Mortgage Loans having Pass-Through Rates greater than or equal to 5.750% per annum (the “Premium Rate Group 2 Mortgage Loans”) and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Group 2 Mortgage Loans as of that due date and the denominator of which is 5.750%. The Class 2-X Notional Amount as of the Closing Date will be approximately $[__].

Stripped Interest Rate: The “Stripped Interest Rate” means, for each Premium Rate Group 2 Mortgage Loan, the excess of the Pass-Through Rate for that mortgage loan over 5.750% per annum.

Class 2-P Mortgage Loan: “Class 2-P Mortgage Loan” means each Group 2 Mortgage Loan with a Pass-Through Rate of less than 5.750% per annum.

Class 2-P Fraction: “Class 2-P Fraction” means, for each Class 2-P Mortgage Loan, a fraction, the numerator of which is 5.750% minus the Pass-Through Rate on that Class 2-P Mortgage Loan and the denominator of which is 5.750%.

Subordinate Component Balance: The "Subordinate Component Balance" for loan group 1 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Group 1 Mortgage Loans minus the then outstanding aggregate Class Principal Balance of the Group 1-A and Class R Certificates.

 The "Subordinate Component Balance" for subgroup 2-A as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Subgroup 2-A Mortgage Loans (less the applicable Class 2-P Fraction of 50% of that balance, for any Class 2-P Mortgage Loan) minus the then outstanding aggregate principal balance of the Class 2-A1 Certificates and the Class 2-A4 Subgroup 2-A Component.

 The "Subordinate Component Balance" for subgroup 2-B as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Subgroup 2-B Mortgage Loans minus the then outstanding aggregate Class Principal Balance of the Class 2-A2 and Class 2-A3 Certificates and the Class 2-A4 Subgroup 2-B Component.

Stated Principal Balance: The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal Balance: The “Class Principal Balance” for any Distribution Date and for any class of certificates (other than the Class 2-A4 Certificates) will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

 The "Class Principal Balance" for any Distribution Date and the Class 2-A4 Certificates will equal the aggregate Component Principal Balance of the Class 2-A4 Subgroup 2-A Component and the Class 2-A4 Subgroup 2-B Component.

Component Principal Balance: The "Component Principal Balance" for any Distribution Date and any Class 2-A4 Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date.

Credit Enhancement: Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Group 1-A, Group 2-A and Class X Certificates will consist of the subordination of the Group L-B Subordinate Certificates, initially [4.60]% total subordination.

Credit enhancement for the Group 3-A Certificates will consist of the subordination of the Group 3-B Subordinate Certificates, initially [3.75]% total subordination.

Shifting Interest:

Group L-B Subordinate Certificates

 Until the first Distribution Date occurring after September 2013, the Group L-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Group 1-A and Group 2-A Certificates are paid down to zero or the credit enhancement provided by the Group L-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), the Group L-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group L-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
October 2006 – September 2013	0% Pro Rata Share
October 2013 – September 2014	30% Pro Rata Share
October 2014 – September 2015	40% Pro Rata Share
October 2015 – September 2016	60% Pro Rata Share
October 2016 – September 2017	80% Pro Rata Share
October 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Subordinate Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), (i) prior to the Distribution Date in October 2009, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group L-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in October 2009, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group L-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date), the “Subgroup 2-A Senior Percentage” (the aggregate principal balance of the Class 2-A1 Certificates and the Class 2-A4 Subgroup 2-A Component, divided by the aggregate principal balance of the Subgroup 2-A Mortgage Loans (exclusive of the Class 2-P Fraction of 50% of the principal balance of any Class 2-P Mortgage Loan), in each case immediately before the Distribution Date) or the “Subgroup 2-B Senior Percentage” (the aggregate principal balance of the Class 2-A2 and Class 2-A3 Certificates and the Class 2-A4 Subgroup 2-B Component, divided by the aggregate principal balance of the Subgroup 2-B Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 1, Subgroup 2-A or Subgroup 2-B Senior Percentage, respectively, as of the Closing Date, then the Group 1-A and Group 2-A Certificates will receive all unscheduled prepayments on the Group 1 and Group 2 Mortgage Loans (except the portion thereof payable to the Class 2-P Certificates).

Group 3-B Subordinate Certificates

            Until the first Distribution Date occurring after September 2013, the Group 3-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Group 3-A Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), the Group 3-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 3-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
October 2006 – September 2013	0% Pro Rata Share
October 2013 – September 2014	30% Pro Rata Share
October 2014 – September 2015	40% Pro Rata Share
October 2015 – September 2016	60% Pro Rata Share
October 2016 – September 2017	80% Pro Rata Share
October 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Subordinate Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), (i) prior to the Distribution Date in October 2009, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group 3-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in October 2009, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

 Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) exceeds the Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled prepayments on the Group 3 Mortgage Loan.

Structure Rules:

Allocation of Realized Losses:  Any loss realized on a Group 1 or Group 2 Mortgage Loan (except the applicable Class 2-P Fraction of 50% of the principal portion of any loss loss realized on a Class 2-P Mortgage Loan, which amount will be allocated to the Class 2-P Certificates, as described below) will be allocated among the Certificates as follows:

(i) for losses allocable to principal:

(a) first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b) second, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(c) third, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(d) fourth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(e) fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A5 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, (A) 50% of such loss (reduced by the portion, if any, of such loss allocated to the Class 2-P Certificates, as described below), first to the Class 2-A4 Group 2-A Component, until its Component Principal Balance has been reduced to zero, and second, to the Class 2-A1 Certificates, until its Class Principal Balance has been reduced to zero, and (B) 50% of such loss, first to the Class 2-A4 Group 2-B Component, until its Component Principal Balance has been reduced to zero, and second, to the Class 2-A2 and Class 2-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii) for losses allocable to interest:

(a) first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b) second, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(c) third, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance; and

(d) fourth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(e) fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A5 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of their Class Principal Balance, and second, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-X Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates, pro rata, in reduction of their Class Principal Balances; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, (A) 50% of such loss, first, to the Class 2-A4 Group 2-A Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance, and second, to the Class 2-A1 and Class 2-X Certificates, pro rata according to, and in reduction of, accrued but unpaid interest thereon and then in reduction of the Class 2-A1 Principal Balance, and (B) 50% of such loss, first, to the Class 2-A4 Group 2-B Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance, and second, to the Class 2-A2 and Class 2-A3 Certificates, pro rata according to, and in reduction of, accrued but unpaid interest thereon and then pro rata according to, and in reduction of, their Class Principal Balances.

 If a loss is recognized on a Class 2-P Mortgage Loan, the applicable Class 2-P Fraction of 50% of the principal portion of that loss will be allocated to the Class 2-P Certificates. However, the portion of the loss allocated to the Class 2-P Certificates will usually be recovered by those certificates through amounts otherwise available to pay the Group L-B Certificates as described in paragraph [(7)] under “Certificates Priority of Distributions” below.  To the extent that the portion of the loss allocated to the Class 2-P Certificates is recovered in this way, this results in a prepayment to the Class 2-P Certificates rather than an allocation of loss.  The amount of this payment to the Class 2-P Certificates will be allocated as a loss to the most junior class of Group L-B Certificates then outstanding.

Because the Group L-B Certificates represent interests in the Group 1 and Group 2 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in either of these loan groups. Therefore, the allocation of realized losses on either the Group 1 or Group 2 Mortgage Loans to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i) for losses allocable to principal:

(a) first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b) second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c) third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d) fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero;

(e) fifth, to the Class 3-A4 Certificates, until the Class 3-A4 Principal Balance has been reduced to zero; and

(f) sixth, to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii) for losses allocable to interest:

(a) first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b) second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c) third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance; and

(d) fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance;

(e) fifth, to the Class 3-A4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A4 Principal Balance; and

(f) sixth, to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then, pro rata, in reduction of their Class Principal Balances.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other loan group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus.

Certificates Priority of

Distributions: (A) Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)         to the Group 1-A, Group 2-A, Class 1-X, Class 2-X and Class R Certificates (or components thereof, as applicable) and, after the Distribution Date in June 2013, to the Class 2-P Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, Component Principal Balance or Class Notional Amount, as applicable;

2)         from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class R Certificates, until the Class R Class Principal Balance is reduced to zero; and

(b) second, to the Group 1-A Certificates, pro rata according to the aggregate Class Principal Balance of the certificates described in each of clause (i) and (ii), as follows:

 (i)  to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, sequentially, as follows:

(A) first, to the Class 1-A1 Certificates, until the Class 1-A1 Principal Balance has been reduced to zero;

(B) second, to the Class 1-A2 Certificates, until the Class 1-A2 Principal Balance has been reduced to zero; and

(C) third, to the Class 1-A3 Certificates, until the Class 1-A3 Principal Balance has been reduced to zero; and

  (ii) to the Class 1-A4 and Class 1-A5 Certificates, pro rata, until the Class 1-A4 and Class 1-A5 Principal Balances have each been reduced to zero;

3)          from the Subgroup 2-A Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class 2-P Certificates, the Class 2-P Fraction of 50% of all principal received in respect of each Class 2-P Mortgage Loan; and

(b) second, to the Class 2-A1 Certificates and the Class 2-A4 Subgroup 2-A Component, pro rata, until the Class 2-A1 and Class 2-A4 Subgroup 2-A Component Principal Balances have each been reduced to zero;

4)          from the Subgroup 2-B Mortgage Loans, as principal, to the Class 2-A2 and Class 2-A3 Certificates and the Class 2-A4 Subgroup 2-B Component, pro rata, until the Class 2-A2, Class 2-A3 and Class 2-A4 Subgroup 2-B Component Principal Balances have each been reduced to zero;

5)           to the Class 2-P Certificates, to the extent of the principal otherwise allocable to the Group L-B Certificates, the sum of (a) principal in an amount equal to the Class 2-P Fraction of 50% of any loss on a Class 2-P Mortgage Loan incurred in the previous calendar month and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed;

6)           to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

7)           to the Class L-B-1 Certificates, principal allocable to such Class;

8)           to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

9)           to the Class L-B-2 Certificates, principal allocable to such Class;

10)         to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

11)         to the Class L-B-3 Certificates, principal allocable to such Class;

12)         to the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates; and

13)         to the Class R Certificate, any remaining amount.

 (B) Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 3-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2) as principal, to the Group 3-A Certificates, pro rata according to the Class Principal Balance (or with respect to clause (i), aggregate Class Principal Balance) of the certificates described in each of clause (i) and (ii), as follows:

(i)  to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, sequentially, as follows:

 (A) first, to the Class 3-A1 Certificates, until the Class 3-A1  Principal Balance has been reduced to zero;

 (B) second, to the Class 3-A2 Certificates, until the Class 3-A2 Principal Balance has been reduced to zero; and

 (C) third, to the Class 3-A3 Certificates, until the Class 3-A3 Principal Balance has been reduced to zero; and

 (ii) to the Class 3-A4 Certificates, until the Class 3-A4 Principal Balance has been reduced to zero;

3) to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4) to the Class 3-B-1 Certificates, principal allocable to such Class;

5) to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6) to the Class 3-B-2 Certificates, principal allocable to such Class;

7) to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8) to the Class 3-B-3 Certificates, principal allocable to such Class;

9) to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates; and

10) to the Class R Certificate, any remaining amount.

      Notwithstanding the foregoing, (I) for each distribution date on or after the first distribution date on which the aggregate Class Principal Balance of the Group L-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (A)(2)(b) above will be made to the Group 1-A Certificates pro according to Class Principal Balance, and (II) for each distribution date on or after the first distribution date on which the aggregate Class Principal Balance of the Group 3-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (B)(2) above will be made to the Group 3-A Certificates pro according to Class Principal Balance.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

         The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR12
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$1,714,126,229
TOTAL ORIGINAL BALANCE	$1,717,299,658

NUMBER OF LOANS	2,321

			Minimum		Maximum
AVG CURRENT BALANCE	$738,529		$85,792		$3,000,000
AVG ORIGINAL BALANCE	$739,896		$150,000		$3,000,000

WAVG GROSS COUPON	6.53%		4.88%		7.95%
WAVG GROSS MARGIN	2.23%		1.95%		3.15%
WAVG MAX INT RATE	11.53%		9.88%		13.05%

WAVG CURRENT LTV	68.03%		7.69%		95.00%

WAVG FICO SCORE	733		613		818

WAVG MONTHS TO ROLL	75	Month(s)	57	Month(s)	120	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	354	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	6	Month(s)

NZ WAVG PREPAY TERM	35	Month(s)	30	Month(s)	36	Month(s)

TOP STATE CONC	CA(68.61%),NY(5.18%),WA(4.95%)
MAXIMUM CA ZIPCODE	0.76%

FIRST PAY DATE			April 1,2006		October 1,2006

RATE CHANGE DATE			June 1,2011		September 1,2016

MATURITY DATE			March 1,2036		September 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	315	$247,069,577.83	14.41%
10/1 LIBOR	5	2,687,207.19	0.16
5/1 I/O CMT	5	3,173,338.22	0.19
5/1 I/O LIBOR	1,351	997,723,134.41	58.21
5/1 LIBOR	34	22,483,349.61	1.31
7/1 I/O LIBOR	583	422,868,364.41	24.67
7/1 LIBOR	28	18,121,256.91	1.06
Total	2,321	$1,714,126,228.58	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	5	$3,173,338.22	0.19%
1 Yr LIBOR	2,316	1,710,952,890.36	99.81
Total	2,321	$1,714,126,228.58	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$85,792.45	0.01%
100,001—200,000	4	689,865.20	0.04
200,001—300,000	3	817,000.00	0.05
300,001—400,000	2	734,800.00	0.04
400,001—500,000	557	259,054,739.42	15.11
500,001—600,000	548	301,930,513.74	17.61
600,001—700,000	366	238,131,162.23	13.89
700,001—800,000	224	167,664,289.05	9.78
800,001—900,000	138	117,705,418.50	6.87
900,001—1,000,000	174	169,162,096.75	9.87
1,000,001—1,100,000	39	41,263,168.18	2.41
1,100,001—1,200,000	45	52,354,285.01	3.05
1,200,001—1,300,000	46	57,735,963.00	3.37
1,300,001—1,400,000	34	46,212,403.13	2.70
1,400,001—1,500,000	46	68,119,974.00	3.97
1,500,001—1,600,000	10	15,826,200.00	0.92
1,600,001—1,700,000	11	18,371,500.00	1.07
1,700,001—1,800,000	8	14,198,083.83	0.83
1,800,001—1,900,000	10	18,626,500.00	1.09
1,900,001—2,000,000	13	25,510,500.00	1.49
2,000,001—2,100,000	7	14,354,100.00	0.84
2,100,001—2,200,000	4	8,660,000.00	0.51
2,200,001—2,300,000	7	15,908,000.00	0.93
2,300,001—2,400,000	9	21,349,000.00	1.25
2,400,001—2,500,000	9	22,389,000.00	1.31
2,500,001 >=	6	17,271,874.09	1.01
Total	2,321	$1,714,126,228.58	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	2	$1,463,318.00	0.09%
5.001—5.250	3	2,578,225.00	0.15
5.251—5.500	12	9,975,184.74	0.58
5.501—5.750	28	21,907,551.77	1.28
5.751—6.000	109	85,675,821.79	5.00
6.001—6.250	315	257,372,406.46	15.01
6.251—6.500	595	436,969,954.10	25.49
6.501—6.750	680	511,439,293.05	29.84
6.751—7.000	407	279,301,993.64	16.29
7.001—7.250	113	70,830,635.73	4.13
7.251—7.500	40	26,640,594.30	1.55
7.501—7.750	14	7,882,250.00	0.46
7.751—8.000	3	2,089,000.00	0.12
Total	2,321	$1,714,126,228.58	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	153	$132,171,750.00	7.71%
2.001—2.250	1,564	1,192,476,381.93	69.57
2.251—2.500	387	250,863,046.68	14.64
2.501—2.750	164	106,087,149.21	6.19
2.751—3.000	42	26,141,900.76	1.53
3.001—3.250	11	6,386,000.00	0.37
Total	2,321	$1,714,126,228.58	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	2	$1,463,318.00	0.09%
10.001—10.250	3	2,578,225.00	0.15
10.251—10.500	12	9,975,184.74	0.58
10.501—10.750	28	21,907,551.77	1.28
10.751—11.000	109	85,735,821.79	5.00
11.001—11.250	316	257,627,406.46	15.03
11.251—11.500	598	437,608,019.30	25.53
11.501—11.750	681	510,636,893.05	29.79
11.751—12.000	402	275,917,083.45	16.10
12.001—12.250	113	73,183,680.72	4.27
12.251—12.500	39	27,041,794.30	1.58
12.501—12.750	14	7,882,250.00	0.46
12.751—13.000	3	2,089,000.00	0.12
13.001—13.250	1	480,000.00	0.03
Total	2,321	$1,714,126,228.58	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	2,321	$1,714,126,228.58	100.00%
Total	2,321	$1,714,126,228.58	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	2,321	$1,714,126,228.58	100.00%
Total	2,321	$1,714,126,228.58	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,556	$1,153,553,587.17	67.30%
1—6	765	560,572,641.41	32.70
Total	2,321	$1,714,126,228.58	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	7	$4,189,792.45	0.24%
21—25	5	3,342,000.00	0.19
26—30	17	16,515,475.00	0.96
31—35	25	17,900,284.00	1.04
36—40	32	26,868,000.00	1.57
41—45	55	39,810,799.52	2.32
46—50	70	60,152,988.69	3.51
51—55	101	84,125,973.37	4.91
56—60	151	130,410,215.62	7.61
61—65	217	180,569,001.96	10.53
66—70	432	332,500,751.58	19.40
71—75	347	259,635,223.95	15.15
76—80	845	547,954,248.78	31.97
81—85	3	1,495,000.00	0.09
86—90	10	6,084,001.99	0.35
91—95	4	2,572,471.67	0.15
Total	2,321	$1,714,126,228.58	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,916,000.00	0.23%
21—25	5	3,342,000.00	0.19
26—30	17	16,515,475.00	0.96
31—35	25	17,900,284.00	1.04
36—40	31	26,578,000.00	1.55
41—45	54	38,560,799.52	2.25
46—50	70	60,152,988.69	3.51
51—55	99	82,480,745.16	4.81
56—60	149	129,463,715.62	7.55
61—65	217	181,179,001.96	10.57
66—70	432	332,510,114.64	19.40
71—75	349	261,257,589.10	15.24
76—80	850	549,506,041.23	32.06
81—85	4	2,107,000.00	0.12
86—90	10	6,084,001.99	0.35
91—95	4	2,572,471.67	0.15
Total	2,321	$1,714,126,228.58	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$1,700,000.00	0.10%
620—639	7	4,760,745.11	0.28
640—659	89	52,366,773.44	3.06
660—679	220	152,554,177.62	8.90
680—699	272	196,360,478.34	11.46
700—719	300	225,543,587.78	13.16
720—739	382	285,592,175.08	16.66
740—759	307	233,545,329.62	13.62
760—779	358	270,697,995.28	15.79
780—799	304	234,752,074.08	13.70
800 >=	81	56,252,892.23	3.28
Total	2,321	$1,714,126,228.58	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	363	$264,979,519.28	15.46%
Reduced	1,958	1,449,146,709.30	84.54
Total	2,321	$1,714,126,228.58	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	13	$8,117,865.20	0.47%
Owner Occupied	2,150	1,581,750,231.39	92.28
Second Home	158	124,258,131.99	7.25
Total	2,321	$1,714,126,228.58	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	34	$23,178,728.58	1.35%
Condo	230	156,294,514.73	9.12
Co-op	15	13,455,250.00	0.78
PUD	453	341,567,091.34	19.93
Single Family	1,589	1,179,630,643.93	68.82
Total	2,321	$1,714,126,228.58	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	722	$557,044,129.31	32.50%
Refi—Cash Out	986	695,474,481.04	40.57
Refi—No Cash Out	613	461,607,618.23	26.93
Total	2,321	$1,714,126,228.58	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	2,308	$1,700,411,628.58	99.20%
30	2	2,095,000.00	0.12
36	11	11,619,600.00	0.68
Total	2,321	$1,714,126,228.58	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$459,000.00	0.03%
AZ	37	27,957,649.99	1.63
CA	1,616	1,176,102,421.01	68.61
CO	34	27,670,798.00	1.61
CT	57	50,547,625.12	2.95
DC	1	750,000.00	0.04
DE	1	880,000.00	0.05
FL	71	54,935,968.22	3.20
GA	5	3,518,400.00	0.21
ID	2	1,388,000.00	0.08
IL	49	37,083,818.95	2.16
IN	1	624,000.00	0.04
KY	1	607,000.00	0.04
MA	44	34,762,094.16	2.03
MD	11	7,596,758.00	0.44
ME	1	716,000.00	0.04
MI	1	597,000.00	0.03
MN	4	2,730,600.00	0.16
MO	3	2,646,173.00	0.15
NC	4	3,315,960.00	0.19
NH	2	1,175,000.00	0.07
NJ	49	38,977,662.12	2.27
NM	1	478,000.00	0.03
NV	20	12,088,420.00	0.71
NY	112	88,858,962.76	5.18
OH	2	1,134,191.68	0.07
OR	22	14,307,018.37	0.83
PA	9	5,537,483.92	0.32
RI	6	6,131,250.00	0.36
TN	2	1,286,314.00	0.08
TX	7	4,083,052.01	0.24
UT	5	3,736,000.00	0.22
VA	19	14,866,399.25	0.87
WA	119	84,832,208.02	4.95
WI	2	1,745,000.00	0.10
Total	2,321	$1,714,126,228.58	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,151	$855,484,444.98	49.91%
15.00 or less	43	46,373,739.80	2.71
15.01—20.00	46	35,131,998.52	2.05
20.01—25.00	83	67,375,840.28	3.93
25.01—30.00	113	86,572,898.59	5.05
30.01—35.00	204	141,712,114.35	8.27
35.01—40.00	302	209,929,492.58	12.25
40.01—45.00	194	135,971,243.51	7.93
45.01—50.00	121	82,361,840.23	4.80
50.01—55.00	45	36,820,801.99	2.15
55.01—60.00	11	9,690,100.00	0.57
60.01 >=	8	6,701,713.75	0.39
Total	2,321	$1,714,126,228.58	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.63%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	2,026	$1,508,174,994.47	87.99%
60.00 or less	24	16,706,499.99	0.97
60.01—65.00	4	2,865,000.00	0.17
65.01—70.00	17	14,377,555.70	0.84
70.01—75.00	24	20,066,223.22	1.17
75.01—80.00	27	21,621,638.00	1.26
80.01—85.00	36	22,174,371.99	1.29
85.01—90.00	162	107,700,305.87	6.28
90.01—95.00	1	439,639.34	0.03
Total	2,321	$1,714,126,228.58	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.28%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR12 Group 1
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$1,023,379,822
TOTAL ORIGINAL BALANCE	$1,024,409,945

NUMBER OF LOANS	1,390

			Minimum		Maximum
AVG CURRENT BALANCE	$736,244		$85,792		$3,000,000
AVG ORIGINAL BALANCE	$736,986		$150,000		$3,000,000

WAVG GROSS COUPON	6.48%		4.88%		7.88%
WAVG GROSS MARGIN	2.25%		1.95%		3.15%
WAVG MAX INT RATE	11.48%		9.88%		13.05%

WAVG CURRENT LTV	68.29%		7.69%		90.00%

WAVG FICO SCORE	730		640		818

WAVG MONTHS TO ROLL	60	Month(s)	57	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	357	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	35	Month(s)	30	Month(s)	36	Month(s)

TOP STATE CONC	CA(71.22%),NY(4.34%),CT(3.22%)
MAXIMUM CA ZIPCODE	0.92%

FIRST PAY DATE			July 1,2006		October 1,2006

RATE CHANGE DATE			June 1,2011		September 1,2011

MATURITY DATE			June 1,2036		September 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O CMT	5	$3,173,338.22	0.31%
5/1 I/O LIBOR	1,351	997,723,134.41	97.49
5/1 LIBOR	34	22,483,349.61	2.20
Total	1,390	$1,023,379,822.24	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	5	$3,173,338.22	0.31%
1 Yr LIBOR	1,385	1,020,206,484.02	99.69
Total	1,390	$1,023,379,822.24	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$85,792.45	0.01%
100,001—200,000	2	310,955.01	0.03
400,001—500,000	348	161,250,454.60	15.76
500,001—600,000	331	182,937,159.55	17.88
600,001—700,000	222	144,107,894.44	14.08
700,001—800,000	123	91,843,726.79	8.97
800,001—900,000	82	69,952,103.40	6.84
900,001—1,000,000	108	104,947,996.00	10.26
1,000,001—1,100,000	20	20,998,250.00	2.05
1,100,001—1,200,000	22	25,553,340.00	2.50
1,200,001—1,300,000	27	33,764,400.00	3.30
1,300,001—1,400,000	17	23,058,750.00	2.25
1,400,001—1,500,000	26	38,470,500.00	3.76
1,500,001—1,600,000	7	11,115,000.00	1.09
1,600,001—1,700,000	8	13,341,500.00	1.30
1,700,001—1,800,000	4	7,114,000.00	0.70
1,800,001—1,900,000	7	13,071,500.00	1.28
1,900,001—2,000,000	6	11,733,000.00	1.15
2,000,001—2,100,000	5	10,226,000.00	1.00
2,100,001—2,200,000	3	6,460,000.00	0.63
2,200,001—2,300,000	3	6,808,000.00	0.67
2,300,001—2,400,000	7	16,633,000.00	1.63
2,400,001—2,500,000	6	14,889,000.00	1.45
2,500,001 >=	5	14,707,500.00	1.44
Total	1,390	$1,023,379,822.24	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	1	$505,598.00	0.05%
5.001—5.250	1	600,000.00	0.06
5.251—5.500	8	5,235,000.00	0.51
5.501—5.750	22	16,870,251.77	1.65
5.751—6.000	77	57,001,160.00	5.57
6.001—6.250	223	182,411,501.65	17.82
6.251—6.500	402	300,212,661.98	29.34
6.501—6.750	394	292,816,460.81	28.61
6.751—7.000	181	118,804,899.75	11.61
7.001—7.250	53	30,659,818.98	3.00
7.251—7.500	17	11,764,219.30	1.15
7.501—7.750	9	4,934,250.00	0.48
7.751—8.000	2	1,564,000.00	0.15
Total	1,390	$1,023,379,822.24	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	102	$89,814,000.00	8.78%
2.001—2.250	860	657,375,384.28	64.24
2.251—2.500	269	174,647,924.42	17.07
2.501—2.750	120	77,720,453.54	7.59
2.751—3.000	29	17,991,060.00	1.76
3.001—3.250	10	5,831,000.00	0.57
Total	1,390	$1,023,379,822.24	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1	$505,598.00	0.05%
10.001—10.250	1	600,000.00	0.06
10.251—10.500	8	5,235,000.00	0.51
10.501—10.750	22	16,870,251.77	1.65
10.751—11.000	77	57,061,160.00	5.58
11.001—11.250	223	182,411,501.65	17.82
11.251—11.500	404	300,523,616.99	29.37
11.501—11.750	393	291,398,460.81	28.47
11.751—12.000	180	116,617,699.75	11.40
12.001—12.250	53	33,012,863.97	3.23
12.251—12.500	16	12,165,419.30	1.19
12.501—12.750	9	4,934,250.00	0.48
12.751—13.000	2	1,564,000.00	0.15
13.001—13.250	1	480,000.00	0.05
Total	1,390	$1,023,379,822.24	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,390	$1,023,379,822.24	100.00%
Total	1,390	$1,023,379,822.24	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,390	$1,023,379,822.24	100.00%
Total	1,390	$1,023,379,822.24	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,110	$825,321,033.99	80.65%
1—6	280	198,058,788.25	19.35
Total	1,390	$1,023,379,822.24	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$2,495,792.45	0.24%
21—25	3	1,875,000.00	0.18
26—30	8	5,829,250.00	0.57
31—35	15	11,403,284.00	1.11
36—40	14	11,532,000.00	1.13
41—45	29	19,863,299.53	1.94
46—50	35	29,633,400.00	2.90
51—55	63	55,354,911.97	5.41
56—60	93	85,225,413.97	8.33
61—65	136	113,590,719.44	11.10
66—70	254	195,261,493.97	19.08
71—75	217	162,973,889.17	15.93
76—80	517	327,040,565.74	31.96
86—90	2	1,300,802.00	0.13
Total	1,390	$1,023,379,822.24	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,410,000.00	0.24%
21—25	3	1,875,000.00	0.18
26—30	8	5,829,250.00	0.57
31—35	15	11,403,284.00	1.11
36—40	14	11,532,000.00	1.13
41—45	28	18,613,299.53	1.82
46—50	35	29,633,400.00	2.90
51—55	63	55,354,911.97	5.41
56—60	93	85,225,413.97	8.33
61—65	137	114,840,719.44	11.22
66—70	253	194,534,357.03	19.01
71—75	218	163,701,026.11	16.00
76—80	517	326,514,358.19	31.91
81—85	1	612,000.00	0.06
86—90	2	1,300,802.00	0.13
Total	1,390	$1,023,379,822.24	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	67	$39,329,477.52	3.84%
660—679	156	109,627,633.19	10.71
680—699	174	124,572,925.81	12.17
700—719	186	143,142,533.00	13.99
720—739	232	170,826,005.58	16.69
740—759	174	135,573,467.16	13.25
760—779	193	140,916,756.97	13.77
780—799	161	126,820,969.56	12.39
800 >=	47	32,570,053.45	3.18
Total	1,390	$1,023,379,822.24	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	206	$146,556,464.49	14.32%
Reduced	1,184	876,823,357.75	85.68
Total	1,390	$1,023,379,822.24	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	10	$6,635,755.01	0.65%
Owner Occupied	1,282	938,469,453.23	91.70
Second Home	98	78,274,614.00	7.65
Total	1,390	$1,023,379,822.24	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	20	$13,151,749.23	1.29%
Condo	153	102,743,392.78	10.04
Co-op	10	7,950,250.00	0.78
PUD	265	195,743,671.90	19.13
Single Family	942	703,790,758.33	68.77
Total	1,390	$1,023,379,822.24	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	392	$299,553,388.00	29.27%
Refi—Cash Out	609	427,669,409.42	41.79
Refi—No Cash Out	389	296,157,024.82	28.94
Total	1,390	$1,023,379,822.24	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,383	$1,016,115,322.24	99.29%
30	1	975,000.00	0.10
36	6	6,289,500.00	0.61
Total	1,390	$1,023,379,822.24	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$459,000.00	0.04%
AZ	19	13,055,400.00	1.28
CA	1,007	728,825,069.65	71.22
CO	19	14,134,098.00	1.38
CT	34	32,962,655.12	3.22
DE	1	880,000.00	0.09
FL	41	30,941,636.23	3.02
GA	4	2,846,400.00	0.28
IL	32	23,148,149.94	2.26
IN	1	624,000.00	0.06
KY	1	607,000.00	0.06
MA	39	29,771,094.16	2.91
MD	7	3,971,302.00	0.39
MI	1	597,000.00	0.06
MN	2	1,087,600.00	0.11
MO	1	1,332,000.00	0.13
NC	2	931,960.00	0.09
NH	1	441,000.00	0.04
NJ	27	22,620,908.08	2.21
NV	7	4,633,420.00	0.45
NY	58	44,400,057.00	4.34
OH	1	466,191.68	0.05
OR	8	5,849,694.97	0.57
PA	5	3,079,200.00	0.30
RI	5	5,317,125.00	0.52
TN	1	607,314.00	0.06
TX	4	2,494,440.22	0.24
UT	4	2,961,000.00	0.29
VA	13	10,326,799.25	1.01
WA	42	32,263,306.94	3.15
WI	2	1,745,000.00	0.17
Total	1,390	$1,023,379,822.24	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	825	$616,133,978.79	60.21%
15.00 or less	16	16,361,248.00	1.60
15.01—20.00	18	12,610,051.77	1.23
20.01—25.00	44	32,953,841.67	3.22
25.01—30.00	48	39,402,200.00	3.85
30.01—35.00	99	68,805,935.69	6.72
35.01—40.00	152	105,044,501.83	10.26
40.01—45.00	88	59,072,867.50	5.77
45.01—50.00	65	42,489,101.24	4.15
50.01—55.00	24	20,819,902.00	2.03
55.01—60.00	7	6,345,400.00	0.62
60.01 >=	4	3,340,793.75	0.33
Total	1,390	$1,023,379,822.24	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.43%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,239	$921,845,229.10	90.08%
60.00 or less	12	7,624,500.00	0.75
60.01—65.00	3	2,090,000.00	0.20
65.01—70.00	5	4,042,500.00	0.40
70.01—75.00	10	8,267,100.00	0.81
75.01—80.00	16	12,799,888.00	1.25
80.01—85.00	17	10,638,291.99	1.04
85.01—90.00	88	56,072,313.15	5.48
Total	1,390	$1,023,379,822.24	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.60%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR12 Group 2
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$440,989,621
TOTAL ORIGINAL BALANCE	$442,256,349

NUMBER OF LOANS	611

			Minimum		Maximum
AVG CURRENT BALANCE	$721,751		$190,910		$2,500,000
AVG ORIGINAL BALANCE	$723,824		$191,000		$2,500,000

WAVG GROSS COUPON	6.65%		5.50%		7.95%
WAVG GROSS MARGIN	2.22%		2.00%		3.00%
WAVG MAX INT RATE	11.65%		10.50%		12.95%

WAVG CURRENT LTV	68.22%		14.51%		95.00%

WAVG FICO SCORE	740		613		817

WAVG MONTHS TO ROLL	83	Month(s)	81	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	359	Month(s)	357	Month(s)	360	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	35	Month(s)	30	Month(s)	36	Month(s)

TOP STATE CONC	CA(60.72%),WA(9.68%),NY(6.49%)
MAXIMUM CA ZIPCODE	1.17%

FIRST PAY DATE			July 1,2006		October 1,2006

RATE CHANGE DATE			June 1,2013		September 1,2013

MATURITY DATE			June 1,2036		September 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	583	$422,868,364.41	95.89%
7/1 LIBOR	28	18,121,256.91	4.11
Total	611	$440,989,621.32	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	611	$440,989,621.32	100.00%
Total	611	$440,989,621.32	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
100,001—200,000	1	$190,910.19	0.04%
200,001—300,000	1	290,000.00	0.07
400,001—500,000	150	70,136,976.94	15.90
500,001—600,000	138	75,717,436.39	17.17
600,001—700,000	101	65,927,464.69	14.95
700,001—800,000	66	49,508,194.26	11.23
800,001—900,000	33	28,085,953.21	6.37
900,001—1,000,000	44	42,940,226.89	9.74
1,000,001—1,100,000	14	14,967,341.00	3.39
1,100,001—1,200,000	11	12,773,422.79	2.90
1,200,001—1,300,000	12	15,119,359.00	3.43
1,300,001—1,400,000	10	13,586,503.13	3.08
1,400,001—1,500,000	14	20,651,249.00	4.68
1,500,001—1,600,000	2	3,128,000.00	0.71
1,600,001—1,700,000	2	3,380,000.00	0.77
1,700,001—1,800,000	2	3,546,583.83	0.80
1,800,001—1,900,000	1	1,820,000.00	0.41
1,900,001—2,000,000	4	7,777,500.00	1.76
2,000,001—2,100,000	1	2,062,500.00	0.47
2,100,001—2,200,000	1	2,200,000.00	0.50
2,200,001—2,300,000	1	2,280,000.00	0.52
2,300,001—2,400,000	1	2,400,000.00	0.54
2,400,001—2,500,000	1	2,500,000.00	0.57
Total	611	$440,989,621.32	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.251—5.500	1	$679,255.70	0.15%
5.501—5.750	2	868,000.00	0.20
5.751—6.000	11	7,931,011.79	1.80
6.001—6.250	34	27,657,583.34	6.27
6.251—6.500	136	95,977,500.02	21.76
6.501—6.750	227	171,263,733.24	38.84
6.751—7.000	153	108,489,366.56	24.60
7.001—7.250	27	15,001,795.67	3.40
7.251—7.500	17	11,263,375.00	2.55
7.501—7.750	2	1,333,000.00	0.30
7.751—8.000	1	525,000.00	0.12
Total	611	$440,989,621.32	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	35	$27,929,500.00	6.33%
2.001—2.250	453	332,756,987.32	75.46
2.251—2.500	81	53,284,069.33	12.08
2.501—2.750	34	22,461,095.67	5.09
2.751—3.000	8	4,557,969.00	1.03
Total	611	$440,989,621.32	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.251—10.500	1	$679,255.70	0.15%
10.501—10.750	2	868,000.00	0.20
10.751—11.000	11	7,931,011.79	1.80
11.001—11.250	34	27,657,583.34	6.27
11.251—11.500	137	96,168,410.21	21.81
11.501—11.750	227	171,263,733.24	38.84
11.751—12.000	152	108,298,456.37	24.56
12.001—12.250	27	15,001,795.67	3.40
12.251—12.500	17	11,263,375.00	2.55
12.501—12.750	2	1,333,000.00	0.30
12.751—13.000	1	525,000.00	0.12
Total	611	$440,989,621.32	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	611	$440,989,621.32	100.00%
Total	611	$440,989,621.32	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	611	$440,989,621.32	100.00%
Total	611	$440,989,621.32	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	310	$223,007,803.00	50.57%
1—6	301	217,981,818.32	49.43
Total	611	$440,989,621.32	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,506,000.00	0.34%
21—25	1	467,000.00	0.11
26—30	5	5,438,000.00	1.23
31—35	6	4,307,000.00	0.98
36—40	10	8,209,000.00	1.86
41—45	15	13,095,999.99	2.97
46—50	20	16,306,083.83	3.70
51—55	24	17,912,811.40	4.06
56—60	35	28,358,699.50	6.43
61—65	53	42,814,972.78	9.71
66—70	111	81,581,127.24	18.50
71—75	93	65,934,228.07	14.95
76—80	227	150,267,248.51	34.08
81—85	3	1,495,000.00	0.34
86—90	5	2,800,450.00	0.64
91—95	1	496,000.00	0.11
Total	611	$440,989,621.32	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$1,506,000.00	0.34%
21—25	1	467,000.00	0.11
26—30	5	5,438,000.00	1.23
31—35	6	4,307,000.00	0.98
36—40	9	7,919,000.00	1.80
41—45	15	13,095,999.99	2.97
46—50	20	16,306,083.83	3.70
51—55	23	17,017,583.19	3.86
56—60	33	27,112,199.50	6.15
61—65	52	42,174,972.78	9.56
66—70	112	82,317,627.24	18.67
71—75	94	66,829,456.28	15.15
76—80	230	151,707,248.51	34.40
81—85	3	1,495,000.00	0.34
86—90	5	2,800,450.00	0.64
91—95	1	496,000.00	0.11
Total	611	$440,989,621.32	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$1,700,000.00	0.39%
620—639	4	2,787,576.92	0.63
640—659	14	8,633,695.92	1.96
660—679	44	29,237,052.46	6.63
680—699	67	48,216,452.53	10.93
700—719	72	49,179,487.53	11.15
720—739	88	60,985,510.28	13.83
740—759	81	59,772,632.48	13.55
760—779	119	92,812,492.22	21.05
780—799	93	67,219,317.85	15.24
800 >=	28	20,445,403.13	4.64
Total	611	$440,989,621.32	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	103	$73,308,882.41	16.62%
Reduced	508	367,680,738.91	83.38
Total	611	$440,989,621.32	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	2	$1,090,910.19	0.25%
Owner Occupied	573	412,063,493.14	93.44
Second Home	36	27,835,217.99	6.31
Total	611	$440,989,621.32	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	9	$6,470,399.35	1.47%
Condo	56	35,655,369.19	8.09
Co-op	5	5,505,000.00	1.25
PUD	120	90,635,247.78	20.55
Single Family	421	302,723,605.00	68.65
Total	611	$440,989,621.32	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	212	$157,224,600.96	35.65%
Refi—Cash Out	247	173,846,482.96	39.42
Refi—No Cash Out	152	109,918,537.40	24.93
Total	611	$440,989,621.32	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	606	$436,189,521.32	98.91%
30	1	1,120,000.00	0.25
36	4	3,680,100.00	0.83
Total	611	$440,989,621.32	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	13	$11,968,499.99	2.71%
CA	377	267,783,989.83	60.72
CO	12	10,026,700.00	2.27
CT	12	9,652,050.00	2.19
FL	19	13,348,782.00	3.03
GA	1	672,000.00	0.15
ID	1	793,000.00	0.18
IL	17	13,935,669.01	3.16
MA	1	1,080,000.00	0.24
MD	3	2,425,456.00	0.55
ME	1	716,000.00	0.16
MN	2	1,643,000.00	0.37
MO	2	1,314,173.00	0.30
NC	1	1,264,000.00	0.29
NH	1	734,000.00	0.17
NJ	15	11,460,754.04	2.60
NM	1	478,000.00	0.11
NV	11	6,428,000.00	1.46
NY	36	28,608,859.00	6.49
OH	1	668,000.00	0.15
OR	10	6,821,570.49	1.55
PA	2	1,467,576.92	0.33
TN	1	679,000.00	0.15
TX	2	1,004,111.79	0.23
UT	1	775,000.00	0.18
VA	4	2,539,600.00	0.58
WA	64	42,701,829.25	9.68
Total	611	$440,989,621.32	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	223	$160,717,628.19	36.44%
15.00 or less	19	18,999,491.80	4.31
15.01—20.00	18	14,931,150.00	3.39
20.01—25.00	25	21,273,998.61	4.82
25.01—30.00	45	31,466,690.71	7.14
30.01—35.00	66	45,005,344.34	10.21
35.01—40.00	96	66,110,543.36	14.99
40.01—45.00	73	52,021,100.33	11.80
45.01—50.00	28	17,760,773.99	4.03
50.01—55.00	14	10,007,999.99	2.27
55.01—60.00	2	1,091,700.00	0.25
60.01 >=	2	1,603,200.00	0.36
Total	611	$440,989,621.32	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.46%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	518	$373,696,261.19	84.74%
60.00 or less	8	5,909,999.99	1.34
65.01—70.00	7	6,007,400.00	1.36
70.01—75.00	7	7,492,000.00	1.70
75.01—80.00	9	7,852,250.00	1.78
80.01—85.00	15	9,614,900.00	2.18
85.01—90.00	46	29,977,170.80	6.80
90.01—95.00	1	439,639.34	0.10
Total	611	$440,989,621.32	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.01%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR12 Group 3
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$249,756,785
TOTAL ORIGINAL BALANCE	$250,633,364

NUMBER OF LOANS	320

			Minimum		Maximum
AVG CURRENT BALANCE	$780,490		$188,000		$2,564,374
AVG ORIGINAL BALANCE	$783,229		$255,000		$2,600,000

WAVG GROSS COUPON	6.51%		4.90%		7.63%
WAVG GROSS MARGIN	2.19%		2.00%		3.15%
WAVG MAX INT RATE	11.51%		9.90%		12.63%

WAVG CURRENT LTV	66.62%		19.09%		95.00%

WAVG FICO SCORE	737		626		817

WAVG MONTHS TO ROLL	119	Month(s)	114	Month(s)	120	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	359	Month(s)	354	Month(s)	360	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	6	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(71.87%),NY(6.35%),FL(4.26%)
MAXIMUM CA ZIPCODE	1.64%

FIRST PAY DATE			April 1,2006		October 1,2006

RATE CHANGE DATE			March 1,2016		September 1,2016

MATURITY DATE			March 1,2036		September 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	315	$247,069,577.83	98.92%
10/1 LIBOR	5	2,687,207.19	1.08
Total	320	$249,756,785.02	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	320	$249,756,785.02	100.00%
Total	320	$249,756,785.02	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
100,001—200,000	1	$188,000.00	0.08%
200,001—300,000	2	527,000.00	0.21
300,001—400,000	2	734,800.00	0.29
400,001—500,000	59	27,667,307.88	11.08
500,001—600,000	79	43,275,917.80	17.33
600,001—700,000	43	28,095,803.10	11.25
700,001—800,000	35	26,312,368.00	10.54
800,001—900,000	23	19,667,361.89	7.87
900,001—1,000,000	22	21,273,873.86	8.52
1,000,001—1,100,000	5	5,297,577.18	2.12
1,100,001—1,200,000	12	14,027,522.22	5.62
1,200,001—1,300,000	7	8,852,204.00	3.54
1,300,001—1,400,000	7	9,567,150.00	3.83
1,400,001—1,500,000	6	8,998,225.00	3.60
1,500,001—1,600,000	1	1,583,200.00	0.63
1,600,001—1,700,000	1	1,650,000.00	0.66
1,700,001—1,800,000	2	3,537,500.00	1.42
1,800,001—1,900,000	2	3,735,000.00	1.50
1,900,001—2,000,000	3	6,000,000.00	2.40
2,000,001—2,100,000	1	2,065,600.00	0.83
2,200,001—2,300,000	3	6,820,000.00	2.73
2,300,001—2,400,000	1	2,316,000.00	0.93
2,400,001—2,500,000	2	5,000,000.00	2.00
2,500,001 >=	1	2,564,374.09	1.03
Total	320	$249,756,785.02	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	1	$957,720.00	0.38%
5.001—5.250	2	1,978,225.00	0.79
5.251—5.500	3	4,060,929.04	1.63
5.501—5.750	4	4,169,300.00	1.67
5.751—6.000	21	20,743,650.00	8.31
6.001—6.250	58	47,303,321.47	18.94
6.251—6.500	57	40,779,792.10	16.33
6.501—6.750	59	47,359,099.00	18.96
6.751—7.000	73	52,007,727.33	20.82
7.001—7.250	33	25,169,021.08	10.08
7.251—7.500	6	3,613,000.00	1.45
7.501—7.750	3	1,615,000.00	0.65
Total	320	$249,756,785.02	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	16	$14,428,250.00	5.78%
2.001—2.250	251	202,344,010.33	81.02
2.251—2.500	37	22,931,052.93	9.18
2.501—2.750	10	5,905,600.00	2.36
2.751—3.000	5	3,592,871.76	1.44
3.001—3.250	1	555,000.00	0.22
Total	320	$249,756,785.02	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1	$957,720.00	0.38%
10.001—10.250	2	1,978,225.00	0.79
10.251—10.500	3	4,060,929.04	1.63
10.501—10.750	4	4,169,300.00	1.67
10.751—11.000	21	20,743,650.00	8.31
11.001—11.250	59	47,558,321.47	19.04
11.251—11.500	57	40,915,992.10	16.38
11.501—11.750	61	47,974,699.00	19.21
11.751—12.000	70	51,000,927.33	20.42
12.001—12.250	33	25,169,021.08	10.08
12.251—12.500	6	3,613,000.00	1.45
12.501—12.750	3	1,615,000.00	0.65
Total	320	$249,756,785.02	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	320	$249,756,785.02	100.00%
Total	320	$249,756,785.02	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	320	$249,756,785.02	100.00%
Total	320	$249,756,785.02	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	136	$105,224,750.18	42.13%
1—6	184	144,532,034.84	57.87
Total	320	$249,756,785.02	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$188,000.00	0.08%
21—25	1	1,000,000.00	0.40
26—30	4	5,248,225.00	2.10
31—35	4	2,190,000.00	0.88
36—40	8	7,127,000.00	2.85
41—45	11	6,851,500.00	2.74
46—50	15	14,213,504.86	5.69
51—55	14	10,858,250.00	4.35
56—60	23	16,826,102.15	6.74
61—65	28	24,163,309.74	9.67
66—70	67	55,658,130.37	22.28
71—75	37	30,727,106.71	12.30
76—80	101	70,646,434.53	28.29
86—90	3	1,982,749.99	0.79
91—95	3	2,076,471.67	0.83
Total	320	$249,756,785.02	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$1,000,000.00	0.40%
26—30	4	5,248,225.00	2.10
31—35	4	2,190,000.00	0.88
36—40	8	7,127,000.00	2.85
41—45	11	6,851,500.00	2.74
46—50	15	14,213,504.86	5.69
51—55	13	10,108,250.00	4.05
56—60	23	17,126,102.15	6.86
61—65	28	24,163,309.74	9.67
66—70	67	55,658,130.37	22.28
71—75	37	30,727,106.71	12.30
76—80	103	71,284,434.53	28.54
86—90	3	1,982,749.99	0.79
91—95	3	2,076,471.67	0.83
Total	320	$249,756,785.02	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	3	$1,973,168.19	0.79%
640—659	8	4,403,600.00	1.76
660—679	20	13,689,491.97	5.48
680—699	31	23,571,100.00	9.44
700—719	42	33,221,567.25	13.30
720—739	62	53,780,659.22	21.53
740—759	52	38,199,229.98	15.29
760—779	46	36,968,746.09	14.80
780—799	50	40,711,786.67	16.30
800 >=	6	3,237,435.65	1.30
Total	320	$249,756,785.02	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	54	$45,114,172.38	18.06%
Reduced	266	204,642,612.64	81.94
Total	320	$249,756,785.02	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$391,200.00	0.16%
Owner Occupied	295	231,217,285.02	92.58
Second Home	24	18,148,300.00	7.27
Total	320	$249,756,785.02	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	5	$3,556,580.00	1.42%
Condo	21	17,895,752.76	7.17
PUD	68	55,188,171.66	22.10
Single Family	226	173,116,280.60	69.31
Total	320	$249,756,785.02	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	118	$100,266,140.35	40.15%
Refi—Cash Out	130	93,958,588.66	37.62
Refi—No Cash Out	72	55,532,056.01	22.23
Total	320	$249,756,785.02	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	319	$248,106,785.02	99.34%
36	1	1,650,000.00	0.66
Total	320	$249,756,785.02	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	5	$2,933,750.00	1.17%
CA	232	179,493,361.53	71.87
CO	3	3,510,000.00	1.41
CT	11	7,932,920.00	3.18
DC	1	750,000.00	0.30
FL	11	10,645,549.99	4.26
ID	1	595,000.00	0.24
MA	4	3,911,000.00	1.57
MD	1	1,200,000.00	0.48
NC	1	1,120,000.00	0.45
NJ	7	4,896,000.00	1.96
NV	2	1,027,000.00	0.41
NY	18	15,850,046.76	6.35
OR	4	1,635,752.91	0.65
PA	2	990,707.00	0.40
RI	1	814,125.00	0.33
TX	1	584,500.00	0.23
VA	2	2,000,000.00	0.80
WA	13	9,867,071.83	3.95
Total	320	$249,756,785.02	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	103	$78,632,838.00	31.48%
15.00 or less	8	11,013,000.00	4.41
15.01—20.00	10	7,590,796.75	3.04
20.01—25.00	14	13,148,000.00	5.26
25.01—30.00	20	15,704,007.88	6.29
30.01—35.00	39	27,900,834.32	11.17
35.01—40.00	54	38,774,447.39	15.52
40.01—45.00	33	24,877,275.68	9.96
45.01—50.00	28	22,111,965.00	8.85
50.01—55.00	7	5,992,900.00	2.40
55.01—60.00	2	2,253,000.00	0.90
60.01 >=	2	1,757,720.00	0.70
Total	320	$249,756,785.02	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.63%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	269	$212,633,504.18	85.14%
60.00 or less	4	3,172,000.00	1.27
60.01—65.00	1	775,000.00	0.31
65.01—70.00	5	4,327,655.70	1.73
70.01—75.00	7	4,307,123.22	1.72
75.01—80.00	2	969,500.00	0.39
80.01—85.00	4	1,921,180.00	0.77
85.01—90.00	28	21,650,821.92	8.67
Total	320	$249,756,785.02	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.90%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR12 Group 1 & 2
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$1,464,369,444
TOTAL ORIGINAL BALANCE	$1,466,666,294

NUMBER OF LOANS	2,001

			Minimum		Maximum
AVG CURRENT BALANCE	$731,819		$85,792		$3,000,000
AVG ORIGINAL BALANCE	$732,967		$150,000		$3,000,000

WAVG GROSS COUPON	6.53%		4.88%		7.95%
WAVG GROSS MARGIN	2.24%		1.95%		3.15%
WAVG MAX INT RATE	11.53%		9.88%		13.05%

WAVG CURRENT LTV	68.27%		7.69%		95.00%

WAVG FICO SCORE	733		613		818

WAVG MONTHS TO ROLL	67	Month(s)	57	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	357	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	35	Month(s)	30	Month(s)	36	Month(s)

TOP STATE CONC	CA(68.06%),WA(5.12%),NY(4.99%)
MAXIMUM CA ZIPCODE	0.78%

FIRST PAY DATE			July 1,2006		October 1,2006

RATE CHANGE DATE			June 1,2011		September 1,2013

MATURITY DATE			June 1,2036		September 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O CMT	5	$3,173,338.22	0.22%
5/1 I/O LIBOR	1,351	997,723,134.41	68.13
5/1 LIBOR	34	22,483,349.61	1.54
7/1 I/O LIBOR	583	422,868,364.41	28.88
7/1 LIBOR	28	18,121,256.91	1.24
Total	2,001	$1,464,369,443.56	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	5	$3,173,338.22	0.22%
1 Yr LIBOR	1,996	1,461,196,105.34	99.78
Total	2,001	$1,464,369,443.56	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$85,792.45	0.01%
100,001—200,000	3	501,865.20	0.03
200,001—300,000	1	290,000.00	0.02
400,001—500,000	498	231,387,431.54	15.80
500,001—600,000	469	258,654,595.94	17.66
600,001—700,000	323	210,035,359.13	14.34
700,001—800,000	189	141,351,921.05	9.65
800,001—900,000	115	98,038,056.61	6.69
900,001—1,000,000	152	147,888,222.89	10.10
1,000,001—1,100,000	34	35,965,591.00	2.46
1,100,001—1,200,000	33	38,326,762.79	2.62
1,200,001—1,300,000	39	48,883,759.00	3.34
1,300,001—1,400,000	27	36,645,253.13	2.50
1,400,001—1,500,000	40	59,121,749.00	4.04
1,500,001—1,600,000	9	14,243,000.00	0.97
1,600,001—1,700,000	10	16,721,500.00	1.14
1,700,001—1,800,000	6	10,660,583.83	0.73
1,800,001—1,900,000	8	14,891,500.00	1.02
1,900,001—2,000,000	10	19,510,500.00	1.33
2,000,001—2,100,000	6	12,288,500.00	0.84
2,100,001—2,200,000	4	8,660,000.00	0.59
2,200,001—2,300,000	4	9,088,000.00	0.62
2,300,001—2,400,000	8	19,033,000.00	1.30
2,400,001—2,500,000	7	17,389,000.00	1.19
2,500,001 >=	5	14,707,500.00	1.00
Total	2,001	$1,464,369,443.56	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	1	$505,598.00	0.03%
5.001—5.250	1	600,000.00	0.04
5.251—5.500	9	5,914,255.70	0.40
5.501—5.750	24	17,738,251.77	1.21
5.751—6.000	88	64,932,171.79	4.43
6.001—6.250	257	210,069,084.99	14.35
6.251—6.500	538	396,190,162.00	27.06
6.501—6.750	621	464,080,194.05	31.69
6.751—7.000	334	227,294,266.31	15.52
7.001—7.250	80	45,661,614.65	3.12
7.251—7.500	34	23,027,594.30	1.57
7.501—7.750	11	6,267,250.00	0.43
7.751—8.000	3	2,089,000.00	0.14
Total	2,001	$1,464,369,443.56	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	137	$117,743,500.00	8.04%
2.001—2.250	1,313	990,132,371.60	67.61
2.251—2.500	350	227,931,993.75	15.57
2.501—2.750	154	100,181,549.21	6.84
2.751—3.000	37	22,549,029.00	1.54
3.001—3.250	10	5,831,000.00	0.40
Total	2,001	$1,464,369,443.56	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	1	$505,598.00	0.03%
10.001—10.250	1	600,000.00	0.04
10.251—10.500	9	5,914,255.70	0.40
10.501—10.750	24	17,738,251.77	1.21
10.751—11.000	88	64,992,171.79	4.44
11.001—11.250	257	210,069,084.99	14.35
11.251—11.500	541	396,692,027.20	27.09
11.501—11.750	620	462,662,194.05	31.59
11.751—12.000	332	224,916,156.12	15.36
12.001—12.250	80	48,014,659.64	3.28
12.251—12.500	33	23,428,794.30	1.60
12.501—12.750	11	6,267,250.00	0.43
12.751—13.000	3	2,089,000.00	0.14
13.001—13.250	1	480,000.00	0.03
Total	2,001	$1,464,369,443.56	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	2,001	$1,464,369,443.56	100.00%
Total	2,001	$1,464,369,443.56	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	2,001	$1,464,369,443.56	100.00%
Total	2,001	$1,464,369,443.56	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,420	$1,048,328,836.99	71.59%
1—6	581	416,040,606.57	28.41
Total	2,001	$1,464,369,443.56	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$4,001,792.45	0.27%
21—25	4	2,342,000.00	0.16
26—30	13	11,267,250.00	0.77
31—35	21	15,710,284.00	1.07
36—40	24	19,741,000.00	1.35
41—45	44	32,959,299.52	2.25
46—50	55	45,939,483.83	3.14
51—55	87	73,267,723.37	5.00
56—60	128	113,584,113.47	7.76
61—65	189	156,405,692.22	10.68
66—70	365	276,842,621.21	18.91
71—75	310	228,908,117.24	15.63
76—80	744	477,307,814.25	32.59
81—85	3	1,495,000.00	0.10
86—90	7	4,101,252.00	0.28
91—95	1	496,000.00	0.03
Total	2,001	$1,464,369,443.56	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,916,000.00	0.27%
21—25	4	2,342,000.00	0.16
26—30	13	11,267,250.00	0.77
31—35	21	15,710,284.00	1.07
36—40	23	19,451,000.00	1.33
41—45	43	31,709,299.52	2.17
46—50	55	45,939,483.83	3.14
51—55	86	72,372,495.16	4.94
56—60	126	112,337,613.47	7.67
61—65	189	157,015,692.22	10.72
66—70	365	276,851,984.27	18.91
71—75	312	230,530,482.39	15.74
76—80	747	478,221,606.70	32.66
81—85	4	2,107,000.00	0.14
86—90	7	4,101,252.00	0.28
91—95	1	496,000.00	0.03
Total	2,001	$1,464,369,443.56	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$1,700,000.00	0.12%
620—639	4	2,787,576.92	0.19
640—659	81	47,963,173.44	3.28
660—679	200	138,864,685.65	9.48
680—699	241	172,789,378.34	11.80
700—719	258	192,322,020.53	13.13
720—739	320	231,811,515.86	15.83
740—759	255	195,346,099.64	13.34
760—779	312	233,729,249.19	15.96
780—799	254	194,040,287.41	13.25
800 >=	75	53,015,456.58	3.62
Total	2,001	$1,464,369,443.56	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	309	$219,865,346.90	15.01%
Reduced	1,692	1,244,504,096.66	84.99
Total	2,001	$1,464,369,443.56	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	12	$7,726,665.20	0.53%
Owner Occupied	1,855	1,350,532,946.37	92.23
Second Home	134	106,109,831.99	7.25
Total	2,001	$1,464,369,443.56	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	29	$19,622,148.58	1.34%
Condo	209	138,398,761.97	9.45
Co-op	15	13,455,250.00	0.92
PUD	385	286,378,919.68	19.56
Single Family	1,363	1,006,514,363.33	68.73
Total	2,001	$1,464,369,443.56	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	604	$456,777,988.96	31.19%
Refi—Cash Out	856	601,515,892.38	41.08
Refi—No Cash Out	541	406,075,562.22	27.73
Total	2,001	$1,464,369,443.56	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,989	$1,452,304,843.56	99.18%
30	2	2,095,000.00	0.14
36	10	9,969,600.00	0.68
Total	2,001	$1,464,369,443.56	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$459,000.00	0.03%
AZ	32	25,023,899.99	1.71
CA	1,384	996,609,059.48	68.06
CO	31	24,160,798.00	1.65
CT	46	42,614,705.12	2.91
DE	1	880,000.00	0.06
FL	60	44,290,418.23	3.02
GA	5	3,518,400.00	0.24
ID	1	793,000.00	0.05
IL	49	37,083,818.95	2.53
IN	1	624,000.00	0.04
KY	1	607,000.00	0.04
MA	40	30,851,094.16	2.11
MD	10	6,396,758.00	0.44
ME	1	716,000.00	0.05
MI	1	597,000.00	0.04
MN	4	2,730,600.00	0.19
MO	3	2,646,173.00	0.18
NC	3	2,195,960.00	0.15
NH	2	1,175,000.00	0.08
NJ	42	34,081,662.12	2.33
NM	1	478,000.00	0.03
NV	18	11,061,420.00	0.76
NY	94	73,008,916.00	4.99
OH	2	1,134,191.68	0.08
OR	18	12,671,265.46	0.87
PA	7	4,546,776.92	0.31
RI	5	5,317,125.00	0.36
TN	2	1,286,314.00	0.09
TX	6	3,498,552.01	0.24
UT	5	3,736,000.00	0.26
VA	17	12,866,399.25	0.88
WA	106	74,965,136.19	5.12
WI	2	1,745,000.00	0.12
Total	2,001	$1,464,369,443.56	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,048	$776,851,606.98	53.05%
15.00 or less	35	35,360,739.80	2.41
15.01—20.00	36	27,541,201.77	1.88
20.01—25.00	69	54,227,840.28	3.70
25.01—30.00	93	70,868,890.71	4.84
30.01—35.00	165	113,811,280.03	7.77
35.01—40.00	248	171,155,045.19	11.69
40.01—45.00	161	111,093,967.83	7.59
45.01—50.00	93	60,249,875.23	4.11
50.01—55.00	38	30,827,901.99	2.11
55.01—60.00	9	7,437,100.00	0.51
60.01 >=	6	4,943,993.75	0.34
Total	2,001	$1,464,369,443.56	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.63%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,757	$1,295,541,490.29	88.47%
60.00 or less	20	13,534,499.99	0.92
60.01—65.00	3	2,090,000.00	0.14
65.01—70.00	12	10,049,900.00	0.69
70.01—75.00	17	15,759,100.00	1.08
75.01—80.00	25	20,652,138.00	1.41
80.01—85.00	32	20,253,191.99	1.38
85.01—90.00	134	86,049,483.95	5.88
90.01—95.00	1	439,639.34	0.03
Total	2,001	$1,464,369,443.56	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.36%.